EXHIBIT 16.2


                           SCHEDULE FOR COMPUTATION OF
                          PERFORMANCE QUOTATIONS OF THE
                 BAILARD, BIEHL & KAISER INTERNATIONAL BOND FUND

                              TOTAL RETURN FORMULA
                               n
                         P(1+T)  = ERV


           Where:   P        =       a hypothetical initial payment of $1,000

                    T        =       average annual total return

                    n        =       number of years

                    ERV      =       ending  redeemable  value of a hypothetical
                                     $1,000 payment made at the beginning of the 1,5 or 10 year periods at the end of each such period (or fractional portion thereof)


For the 1 year period ended September 30, 1997:
                     1
          $1,000(1+T)  = $1,057.50 or an annual compounded rate of 5.75%

For the 5 year period ended September 30, 1997:
                     5
          $1,000(1+T)  = $1,216.90 or an average annual compounded rate of 4.00%

For the period from October 1, 1990 (inception) to September 30, 1997:
                     7
          $1,000(1+T)  = $1,510.50 or an average annual compounded rate of 6.07%